                                                                     Exhibit 4.1


                          SHOPPERS FOOD WAREHOUSE CORP.


                          9 3/4% Senior Notes due 2004


                             ----------------------

                                    INDENTURE

                            Dated as of June 26, 1997

                             ----------------------

                                SFW HOLDING CORP.

                                    Guarantor


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee

                                TABLE OF CONTENTS
                                -----------------

                                                                                                  Page
ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE...............................................1
         Section 1.1.       Definitions..............................................................1
         Section 1.2.       Other Definitions.......................................................14
         Section 1.3.       Incorporation by Reference of Trust Indenture Act.......................15
         Section 1.4.       Rules of Construction...................................................15

ARTICLE 2.  THE SECURITIES..........................................................................16
         Section 2.1.       Form and Dating.........................................................16
         Section 2.2.       Execution and Authentication............................................17
         Section 2.3.       Registrar and Paying Agent..............................................17
         Section 2.4.       Paying Agent to Hold Money in Trust.....................................18
         Section 2.5.       Holder Lists............................................................18
         Section 2.6.       Transfer and Exchange...................................................19
         Section 2.7.       Replacement Securities..................................................19
         Section 2.8.       Outstanding Securities..................................................20
         Section 2.9.       Treasury Securities.....................................................20
         Section 2.10.      Temporary Securities....................................................21
         Section 2.11.      Cancellation............................................................21
         Section 2.12.      Defaulted Interest......................................................21
         Section 2.13.      Deposit of Moneys.......................................................22
         Section 2.14.      CUSIP Number............................................................22
         Section 2.15.      Restrictive Legends.....................................................22
         Section 2.16.      Book-Entry Provisions for Global Security...............................24
         Section 2.17.      Special Transfer Provisions.............................................26

ARTICLE 3.  REDEMPTION..............................................................................27
         Section 3.1.       Rights of Redemption....................................................27
         Section 3.2.       Notices to Trustee......................................................29
         Section 3.3.       Selection of Securities to be Redeemed..................................29
         Section 3.4.       Notice of Redemption....................................................29
         Section 3.5.       Effect of Notice of Redemption..........................................30
         Section 3.6.       Deposit of Redemption Price.............................................30
         Section 3.7.       Securities Redeemed in Part.............................................30

ARTICLE 4.  COVENANTS...............................................................................30
         Section 4.1.       Payment of Securities...................................................30
         Section 4.2.       SEC Reports.............................................................31
         Section 4.3.       Compliance Certificate..................................................31
         Section 4.4.       Stay, Extension and Usury Laws..........................................32
         Section 4.5.       Limitation on Restricted Payments.......................................33


         Section 4.6.       Continued Existence.....................................................34
         Section 4.7.       Limitation on Indebtedness..............................................35
         Section 4.8.       Taxes...................................................................36
         Section 4.9.       Repurchase at Holder's Option upon Change in Control....................36
         Section 4.10.      Limitation on Transactions with Affiliates..............................39
         Section 4.11.      Limitation on Lines of Business.........................................40
         Section 4.12.      Dividends and Other Payment Restrictions Affecting Subsidiaries.........40
         Section 4.13.      Further Assurance to the Trustee........................................40
         Section 4.14.      Limitation on Investments, Loans and Advances...........................40
         Section 4.15.      Limitation on Liens.....................................................41
         Section 4.16.      Maintenance of Office or Agency.........................................42
         Section 4.17.      Tax Sharing Agreement...................................................42
         Section 4.18.      Management Services Agreement...........................................42
         Section 4.19.      Limitation on Asset Sales...............................................42
         Section 4.20.      Limitation on Issuance and Sale of Capital Stock
                            of Restricted Subsidiaries..............................................45
         Section 4.21.      Merger of Significant Subsidiaries......................................45

ARTICLE 5.  SUCCESSORS..............................................................................45
         Section 5.1.       When Company May Merge, etc.............................................45
         Section 5.2.       Successor Corporation Substituted.......................................46

ARTICLE 6.  DEFAULTS AND REMEDIES...................................................................47
         Section 6.1.       Events of Default.......................................................47
         Section 6.2.       Acceleration............................................................48
         Section 6.3.       Other Remedies..........................................................49
         Section 6.4.       Waiver of Existing and Past Defaults....................................49
         Section 6.5.       Control by Majority.....................................................49
         Section 6.6.       Limitation on Suits.....................................................49
         Section 6.7.       Rights of Holders to Receive Payment....................................50
         Section 6.8.       Collection Suit by Trustee..............................................50
         Section 6.9.       Trustee May File Proofs of Claim........................................50
         Section 6.10.      Priorities..............................................................51
         Section 6.11.      Undertaking for Costs...................................................51
         Section 6.12.      Rights and Remedies Cumulative..........................................51
         Section 6.13.      Delay or Omission Not Waiver............................................52

ARTICLE 7.  TRUSTEE.................................................................................52
         Section 7.1.       Duties of Trustee.......................................................52
         Section 7.2.       Rights of Trustee.......................................................53
         Section 7.3.       Individual Rights of Trustee............................................54
         Section 7.4.       Trustee's Disclaimer....................................................54
         Section 7.5.       Notice of Defaults......................................................54


         Section 7.6.       Reports by Trustee to Holders...........................................55
         Section 7.7.       Compensation and Indemnity..............................................55
         Section 7.8.       Replacement of Trustee..................................................56
         Section 7.9.       Successor Trustee by Merger, etc........................................57
         Section 7.10.      Eligibility; Disqualification...........................................57
         Section 7.11.      Preferential Collection of Claims Against Company.......................57

ARTICLE 8.  DISCHARGE OF INDENTURE..................................................................57
         Section 8.1.       Termination of Company's Obligations....................................57
         Section 8.2.       Legal Defeasance and Covenant Defeasance................................58
         Section 8.3.       Application of Trust Money..............................................62
         Section 8.4.       Repayment to Company....................................................62
         Section 8.5.       Reinstatement...........................................................62

ARTICLE 9.  AMENDMENTS..............................................................................63
         Section 9.1.       Without Consent of Holders..............................................63
         Section 9.2.       With Consent of Holders.................................................64
         Section 9.3.       Compliance with Trust Indenture Act.....................................65
         Section 9.4.       Revocation and Effect of Consents.......................................65
         Section 9.5.       Notation on or Exchange of Securities...................................65
         Section 9.6.       Trustee Protected.......................................................66

ARTICLE 10.  GUARANTEE..............................................................................66
         Section 10.1.      Guarantee...............................................................66
         Section 10.2.      Limitation on Liability.................................................68
         Section 10.3.      Successors and Assigns..................................................68
         Section 10.4.      No Waiver...............................................................68
         Section 10.5.      Modification............................................................68
         Section 10.6.      Execution and Delivery of Guarantee.....................................69
         Section 10.7.      Certain Bankruptcy Events...............................................69

ARTICLE 11.  SECURITY AND PLEDGE OF COLLATERAL......................................................69
         Section 11.1.      Grant of Security Interest..............................................69
         Section 11.2.      Delivery of Collateral..................................................70
         Section 11.3.      Representations and Warranties..........................................70
         Section 11.4.      Further Assurances......................................................72
         Section 11.5.      Dividends; Voting Rights................................................72
         Section 11.6.      Trustee Appointed Attorney-in-Fact......................................74
         Section 11.7.      Trustee May Perform.....................................................74
         Section 11.8.      Trustee's Duties........................................................75
         Section 11.9.      Remedies upon Event of Default..........................................75
         Section 11.10.     Application of Proceeds.................................................76
         Section 11.11.     Continuing Lien.........................................................77



         Section 11.12.     Certificates and Opinions...............................................77
         Section 11.13.     Release; Other Liens....................................................77

ARTICLE 12.  MISCELLANEOUS..........................................................................77
         Section 12.1.      Trust Indenture Act Controls............................................77
         Section 12.2.      Notices.................................................................78
         Section 12.3.      Communication by Holders with Other Holders.............................79
         Section 12.4.      Certificate and Opinion as to Conditions Precedent......................79
         Section 12.5.      Statements Required in Certificate or Opinion of Counsel................79
         Section 12.6.      Rules by Trustee and Agents.............................................80
         Section 12.7.      Legal Holidays..........................................................80
         Section 12.8.      No Recourse Against Others..............................................80
         Section 12.9.      Counterparts............................................................80
         Section 12.10.     Governing Law...........................................................81
         Section 12.11.     No Adverse Interpretation of Other Agreements...........................81
         Section 12.12.     Successors..............................................................81
         Section 12.13.     Severability............................................................81
         Section 12.14.     Table of Contents, Headings, Etc........................................82

                              CROSS-REFERENCE TABLE

  TIA                                                      Indenture
Section                                                     Section
-------                                                    ---------

310(a)(1).............................................       7.10
   (a)(2).............................................       7.10
   (a)(3).............................................       N.A.
   (a)(4).............................................       N.A.
   (a)(5).............................................       7.10; 7.11
   (b)................................................       7.8; 7.10; 12.2
   (c)................................................       N.A.
311(a)................................................       7.11
   (b)................................................       7.11
   (c)................................................       N.A.
312(a)................................................       2.5
   (b)................................................       12.3
   (c)................................................       12.3
313(a)................................................       7.6
   (b)(1).............................................       7.6
   (b)(2).............................................       7.6
   (c)................................................       7.6; 12.2
   (d)................................................       7.6
314(a)................................................       4.2; 4.3; 12.2
   (b)................................................       N.A.
   (c)(1).............................................       7.2; 12.4
   (c)(2).............................................       7.2; 12.4
   (c)(3).............................................       N.A.
   (d)................................................       N.A.
   (e)................................................       12.5
   (f)................................................       N.A.
315(a)................................................       7.1(b)
   (b)................................................       7.5; 12.2
   (c)................................................       7.1(a)
   (d)................................................       6.5; 7.1(c)
   (e)................................................       6.11
316(a) (last sentence)................................       2.9
   (a)(1)(A)..........................................       6.5
   (a)(1)(B)..........................................       6.4
   (a)(2).............................................       N.A.
   (b)................................................       6.7
   (c)................................................       9.4
317(a)(1).............................................       6.8
   (a)(2).............................................       6.9
   (b)................................................       2.4
318(a)................................................       12.1
   (c)................................................       12.1

-----------------
N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.


                             Exhibits and Schedules
Exhibit A         Form of Security
Exhibit B         Form of Certificate to be delivered in connection with
                  transfers to Non-QIB Accredited Investors
Exhibit C         Form of Certificate to be delivered in connection with
                  transfers pursuant to Regulation S

Schedule I        Pledged Shares

         INDENTURE, dated as of June 26, 1997, by and among Shoppers Food Warehouse Corp., a Delaware corporation (the "Company"), SFW Holding Corp., a Delaware corporation (the "Guarantor") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties hereto and for the equal and ratable benefit of the Holders of the Company's 9 3/4% Senior Notes due 2004:

                                  ARTICLE 1.

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section a.     Definitions.
---------      -----------

         "Acquired Indebtedness" means (i) with respect to any Person that
          ---------------------
becomes a Restricted Subsidiary of the Company (or is merged with or into the Company or any of its Restricted Subsidiaries) after the Issue Date, Indebtedness of such Person or any of its subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company (or is merged with or into the Company or any of its Restricted Subsidiaries) and which was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company (or being merged with or into the Company or any of its Restricted Subsidiaries) and (ii) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of any assets from another Person (other than the Company or any of its Restricted Subsidiaries), and which was not incurred by such other Person in connection with, or in contemplation of, such acquisition.

         "Adjusted Consolidated Net Income" means, with respect to any Person,
          --------------------------------
for any period, the Consolidated Net Income of such Person for such period plus any non-cash charges relating to the amortization of goodwill or any other purchase accounting adjustment resulting from any acquisition.

         "Affiliate" means, as applied to any Person, any other Person directly
          ---------
or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agent" means any Registrar, Paying Agent or co-registrar or any
          -----
successor thereto.

         "Asset Acquisition" means (i) any capital contribution (by means of
          -----------------
transfer of cash or other property to others or payment for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock in, any other Person by the Company or any of its Restricted Subsidiaries, pursuant to which such Person shall become a Restricted

Subsidiary of the Company or any of its Restricted Subsidiaries or shall be merged with or into the Company or any of its Restricted Subsidiaries or
(ii) any acquisition by the Company or any of its Restricted Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

         "Asset Sale" means, with respect to any Person, any direct or indirect
          ----------
sale, issuance, conveyance, lease, assignment, transfer or other disposition or series of sales, transfers or other dispositions (including without limitation, by merger or consolidation or by exchange of assets and whether by operation of law or otherwise) made by such Person or any of its Restricted Subsidiaries to any Person other than such Person or one of its Wholly Owned Restricted Subsidiaries (or, in the case of a sale, transfer or other disposition by a Restricted Subsidiary, to any Person other than the Company or a directly or indirectly Wholly Owned Restricted Subsidiary) of any assets of such Person or any of its Restricted Subsidiaries including, without limitation, assets consisting of any Capital Stock or other securities held by such Person or any of its Restricted Subsidiaries, and any Capital Stock issued by any Restricted Subsidiary of such Person, in each case, outside of the ordinary course of business, excluding, however, any sale, transfer or other disposition, or series of related sales, transfers or other dispositions (i) resulting in Net Cash Proceeds to the Company and the Restricted Subsidiaries of $250,000 or less;
(ii) of Cash Equivalents or inventory in the ordinary course of business or obsolete equipment in the ordinary course of business consistent with past practices of the Company; (iii) the lease or sublease of any real or personal property in the ordinary course of business; or (iv) the proceeds of which are not applied in accordance with Section 4.19, and which, together with all other proceeds of Asset Sales that are not applied in accordance with Section 4.19, do not exceed $5,000,000.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal,
          --------------
state or foreign law for the relief of debtors.

         "Board of Directors" means the board of directors of the Company or any
          ------------------
committee of such board of directors duly authorized to act under this Indenture.

         "Board Resolution" means, with respect to any Person, a copy of a
          ----------------
resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.
          ------------

         "Capital Stock" means, with respect to any Person, any and all shares,
          -------------
partnership, membership or other interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after the Issue Date, and any and all rights, warrants or options exchangeable into such capital stock.

         "Capitalized Lease Obligation" means any obligation to pay rent or
          ----------------------------
other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) obligations issued or unconditionally
          ----------------
guaranteed by the United States of America or any agency thereof, or obligations issued by an agency or instrumentality thereof and backed by the full faith and credit of the United States of America having maturities of not more than one year from the date of acquisition; (ii) commercial paper rated the highest grade by Moody's or S&P and maturing not more than one year from the date of creation thereof; (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500,000,000 and maturing not more than one year from the date of creation thereof; (iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause (iii); (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000 and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P.

         "Common Stock" of any Person means Capital Stock of such Person that
          ------------
does not rank (as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person) prior to shares of Capital Stock of any other class of such Person.

         "Company" means the party named as such above until a successor
          -------
replaces it in accordance with the applicable provisions of this Indenture and thereafter means its successor.

         "Consolidated Cash Flow" means, with respect to any Person, for any
          ----------------------
period (all as determined on a consolidated basis in accordance with GAAP), Consolidated Net Income of such Person in such period plus (a) to the extent reflected in the income statement of such Person, (i) income taxes,
(ii) Interest Expense, (iii) depreciation and amortization, (iv) LIFO charges,
(v) the amount of any restructuring reserve or charge and (vi) other non-cash charges reducing Consolidated Net Income minus (b) to the extent reflected in such income statement, non-cash items (excluding the reversal of any non-cash charge to the extent such non-cash charge reduced Consolidated Net Income in a prior period) which had the effect of increasing Consolidated Net Income for such period.

         "Consolidated Interest Coverage Ratio" means, for any Person, on a
          ------------------------------------
consolidated basis, the ratio of (i) Consolidated Cash Flow for such Person and its Restricted Subsidiaries during the Four Quarter Period immediately preceding the date of the incurrence of the proposed

Indebtedness giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date") to (ii) Interest Expense of such Person for such Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow" and "Interest Expense" shall be calculated after giving effect on a pro forma basis for such Four Quarter Period to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries at any time during or subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment and the application of the proceeds thereof, as the case may be, occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or other asset dispositions of such Person and its Restricted Subsidiaries occurring at any time during or subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other asset disposition and the applications of the proceeds therefrom occurred on the first day of the Four Quarter Period and (iii) any Asset Acquisition or other acquisition of assets or Capital Stock of an entity (occurring by merger or otherwise) occurring at any time during or subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such acquisition occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Interest Expense": (a) interest on any Indebtedness under a revolving credit facility shall be computed based upon the pro forma average daily balance of such Indebtedness during the Four Quarter Period; and (b) if interest on any Indebtedness actually incurred on the Transaction Date may be determined optionally at an interest rate based upon a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

         "Consolidated Net Income" means, with respect to any Person for any
          -----------------------
period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other
           --------  -------
Person") in which the Person in question or one of its Restricted Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or one of its Restricted Subsidiaries, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c) (i) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain or loss resulting from an Asset Acquisition or Asset Sale by the Person in question or any of its Restricted Subsidiaries shall be excluded, and (d) extraordinary gains and losses and any one-time increase or decrease to Net Income recorded because of the adoption of new accounting policies, practices or standards required or permitted by GAAP shall be excluded.

         "Consolidated Net Worth" means with respect to any Person at any date
          ----------------------
of determination, the consolidated equity represented by the shares of such Person's Capital Stock (other than Disqualified Stock) at such date, as determined on a consolidated basis in accordance with GAAP and adjusted to exclude all upward revaluations and other write-ups in the book value of any asset of such Person or a Restricted Subsidiary of such Person subsequent to the Issue Date.

         "Custodian" means any receiver, trustee, assignee, liquidator or
          ---------
similar official under any Bankruptcy Law.

         "Dart" means Dart Group Corporation, a Delaware corporation.
          ----

         "Default" means any event that is or with the passage of time or the
          -------
giving of notice or both would be an Event of Default under this Indenture.

         "Definitive Securities" means Securities that are substantially in the
          ---------------------
form attached hereto as Exhibit A.

         "Depository" means, with respect to the Securities issuable or issued
          ----------
in whole or in part in global form, the Person specified in Section 2.3 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter "Depository" shall mean or include such successor.

         "Disqualified Stock" means any Capital Stock which, by its terms (or by
          ------------------
the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Securities.

         "Equity Offering" means a private placement or public offering of
          ---------------
Capital Stock (other than Disqualified Stock) of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended,
          ------------
and the rules and regulations promulgated thereunder.

         "Exchange Notes" means Indebtedness of the Company identical in all
          --------------
material respects to the Securities issued on the Issue Date (except that the Exchange Notes will not contain terms with respect to transfer restrictions) that is issued by the Company in exchange for such Securities.

         "Exchange Offer" means the offer by the Company and the Guarantor, made
          --------------
pursuant to the Registration Rights Agreement, to exchange the Exchange Notes and guarantee thereof for the Securities issued on the Issue Date and guarantee thereof.

         "Fair Market Value" means, with respect to any asset or property, the
          -----------------
price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. With respect to any Person, Fair Market Value shall be determined by the Board of Directors of such Person acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

         "Four Quarter Period" means the four most recent full fiscal quarters
          -------------------
for which financial information is available.

         "GAAP" means generally accepted accounting principles in the United
          ----
States of America as in effect as of the Issue Date and as such principles may be amended from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Global Security" means one or more permanent global securities in
          ---------------
registered form, substantially in the form attached hereto as Exhibit A.

         "guarantee" means any obligation, contingent or otherwise, of any
          ---------
Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "guarantee" used as a verb has a corresponding meaning.

         "Guarantor" means SFW Holding Corp., a Delaware corporation.
          ---------

         "Holder" or "Securityholder" means a Person in whose name a Security
          ------      --------------
is registered.

         "Increasing Rate Note Indenture" means the Indenture dated as of
          ------------------------------
February 6, 1997, by and among SFW Acquisition Corp. (predecessor to the Company), the Guarantor and the Trustee, as amended by the First Supplemental Indenture, dated as of February 6, 1997.

         "Indebtedness" means, with respect to any Person at any date of
          ------------
determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables incurred in the ordinary course that have not remained unpaid for greater than 90 days past their original due date, or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been made, (v) all obligations of such Person as lessee relating to a Capitalized Lease Obligation,
(vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons guaranteed by such Person (but only to the extent of the amount actually guaranteed), (viii) to the extent not otherwise included in this definition, obligations under currency agreements, interest rate agreements and commodity agreements and (ix) any and all deferrals, renewals, extensions and refunding of, or amendments, modifications or supplements to, any of the foregoing. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Indenture" means this Indenture as amended or supplemented from time
          ---------
to time in accordance with the terms hereof.

         "Institutional Accredited Investor" means an institutional "accredited
          ---------------------------------
investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act).

         "Interest Expense" means, for any Person for any period, (i) total
          ----------------
interest obligations (paid or accrued) of such Person in respect of its Indebtedness, determined on a consolidated basis and in accordance with GAAP (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financing); minus (ii) the amortization of deferred financing costs.

         "Interest Payment Date" shall have the meaning assigned to such term in
          ---------------------
paragraph 1 of the Securities.

         "Investment" means (i) any direct or indirect advance, loan or other
          ----------
extension of credit or capital contribution to another Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person), (ii) any commitment to make any such advance, loan, extension or capital contribution (but excluding accounts receivable in the ordinary course), (iii) any purchase or acquisition (whether for cash, property, services, securities or otherwise) of Capital Stock, bonds, notes, debentures, options, warranty or similar instruments issued by any Person or (iv) the designation by the Board of Directors or board of directors of a Restricted Subsidiary to be an Unrestricted Subsidiary. The Company shall be deemed to make an "Investment" in an amount equal to the Fair Market Value of the net assets of any Subsidiary determined by the Board of Directors of the Company in good faith at the time that such Subsidiary is designated an Unrestricted Subsidiary. Any property transferred to an Unrestricted Subsidiary from the Company shall be deemed an Investment valued at its Fair Market Value, as determined by the Board of Directors of the Company in good faith at the time of such transfer.

         "Issue Date" means the date of original issuance of the Securities
          ----------
under this Indenture.

         "Legal Holiday" means a Saturday, Sunday or a day on which banking
          -------------
institutions in the States of New York or Maryland, or the state in which the principal corporate trust office of the Trustee is located, are required or authorized by law or other governmental action to be closed.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien
          ----
or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, or any agreement to give any security interest).

         "Liquidated Damages" means all liquidated damages then owing pursuant
          ------------------
to Section 5 of the Registration Rights Agreement.

         "Management Services Agreement" means the Management Services Agreement
          -----------------------------
dated February 6, 1997, between Dart and SFW Acquisition Corp. (predecessor of the Company).

         "Maturity Date" means June 15, 2004.
          -------------

         "Moody's" means Moody's Investors Service, Inc. or if Moody's Investors
          -------
Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody's Investors Service, Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "Moody's" shall mean any other nationally recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

         "Net Cash Proceeds" means (a) in the case of any Asset Sale or any
          -----------------
issuance and sale by any Person of Capital Stock, the aggregate net cash proceeds and Cash Equivalents received by such Person after payment of expenses, taxes, commissions and the like incurred in connection therewith (and, in the case of any Asset Sale, net of the amount of cash applied to repay Indebtedness secured by the asset involved in such Asset Sale) and (b) in the case of any conversion or exchange of any outstanding Indebtedness or Disqualified Stock of any Person for or into shares of Capital Stock of the Company, the sum of
(i) the proceeds received by the

Company in connection with the issuance of such Indebtedness or Disqualified Stock on the date of such issuance and (ii) any additional amount paid by the holder to the Company upon such conversion or exchange.

         "Net Income" means, with respect to any Person for any period, the net
          ----------
income (loss) of such Person determined in accordance with GAAP.

         "Net Sales" means, with respect to any Person for any period, the net
          ---------
sales of such Person determined in accordance with GAAP.

         "New Credit Facility" means a credit facility with a bank or other
          -------------------
third party in the aggregate principal amount at any time outstanding not to exceed $35,000,000 that may be secured by inventory, accounts receivable and certain other assets of the Company and its Subsidiaries, and any replacement, renewal, refinancing or extension thereof in accordance with Section 4.7(c).

         "Non-Recourse Debt" means Indebtedness (i) as to which under the terms
          -----------------
thereof (including any related instruments, documents or filings) neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) and (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

         "Offering" means the offering by the Company of $200,000,000 aggregate
          --------
principal amount of its 9 3/4% Senior Notes due 2004.

         "Officer" means, with respect to any Person, the Chairman of the Board,
          -------
the Chairman of the Executive Committee of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President of such Person.

         "Officers' Certificate" means a certificate signed by two Officers, one
          ---------------------
of whom must be the Chairman of the Board, the Chairman of the Executive Committee of the Board, the President, the Treasurer or a Vice President of the Company, that meets the requirements of Sections 12.4 and 12.5 hereof.

         "Opinion of Counsel" means a written opinion reasonably satisfactory in
          ------------------
form and substance to the Trustee from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Permitted Investments" means (i) certificates of deposit with final
          ---------------------
maturities of 3 years or less issued by United States commercial banks having capital and surplus in excess of $100,000,000; (ii) commercial paper, bankers acceptances, notes, bonds, debentures, repurchase agreements, call loans, guaranteed investment certificates and other similar instruments, in each case having a rating of investment grade by S&P or Moody's and, in each case, having a maturity of 3 years or less; (iii) marketable direct obligations of the United States Government or a United States agency with a maturity of 3 years or less;
(iv) shares of money market mutual or similar funds having assets in excess of $100,000,000; (v) marketable direct obligations issued by any state of the United States of America having the highest rating obtainable from either Moody's or S&P and having a maturity of 3 years or less; (vi) asset-backed securities rated "AA" or higher by Moody's or S&P with a maturity of 3 years or less; and (vii) mortgage-backed securities rated "AA" or higher by Moody's or S&P with a maturity of 3 years or less; provided that the Company and its Restricted Subsidiaries may not make a Permitted Investment if, as a result of giving effect thereto, (A) more than 20% of the aggregate Investments made pursuant to clauses (i) through (vii) of this definition are rated "BBB" or below or (B) more than 10% of the aggregate Investments made pursuant to clauses
(i) through (vii) of this definition are made pursuant to clause (vii) of this definition.

         "Permitted Liens" means, with respect to any Person, any Lien arising
          ---------------
by reason of (a) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;
(b) taxes, assessments, governmental charges or claims not yet delinquent or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (c) security for payment of workers' compensation or other insurance or social security legislation; (d) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases (excluding any Capitalized Lease Obligations) incurred in the ordinary course of business; (e) deposits to secure public or statutory obligations, or in lieu of surety, performance or appeal bonds, entered into in the ordinary course of business; (f) judgment and attachment Liens with respect to judgments and attachments not giving rise to an Event of Default; (g) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business and as to which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; (h) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of such Person or any of its Restricted Subsidiaries; provided, such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or extend any credit; (i) Liens arising in the ordinary course of business in favor of custom and revenue authorities arising as a matter of law to secure payment of custom duties; (j) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of such Person or of any of its Restricted Subsidiaries or which do not in any case materially detract from the value of the property subject thereto (as such property is used by such Person or one or more of its Restricted Subsidiaries); and (k) Liens arising from filing precautionary UCC financing statements relating solely to leases not prohibited by this Indenture.

         "Permitted Secured Indebtedness" means any Indebtedness secured by
          ------------------------------
purchase money Liens upon or in any assets or property either acquired by the Company and its Restricted Subsidiaries in the ordinary course of business with the proceeds thereof or assumed by the Company and its Restricted Subsidiaries pursuant to an Investment not prohibited by this Indenture; provided, however,
                                                            --------  -------
that (i) any such purchase money Lien shall not extend to or cover any assets or property other than the assets or property being acquired and shall attach to such assets or property within 60 days of the acquisition of such assets or property and (ii) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the lesser of the cost or Fair Market Value of the assets or property being acquired.

         "Person" means any individual, corporation, partnership, association,
          ------
trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         "Pledge Agreement" means the Pledge Agreement dated the date of this
          ----------------
Indenture between the Company and the Trustee.

         "QIB" has the meaning assigned to the term "qualified institutional
          ---
buyer" in Rule 144A.

         "Registration Rights Agreement" means the Registration Rights Agreement
          -----------------------------
dated as of even date herewith, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Restricted Account" means a dedicated account to be established by the
          ------------------
Trustee for investment of the Restricted Proceeds in accordance with the Pledge Agreement.

         "Restricted Proceeds" means $50,000,000 of the net proceeds received by
          -------------------
the Company from the Offering that the Company will deposit with the Trustee in the Restricted Account pursuant to the Pledge Agreement.

         "Restricted Security" has the meaning assigned to such term in
          -------------------
Rule 144(a)(3) under the Securities Act.

         "Restricted Subsidiary" of a Person means any Subsidiary of the
          ---------------------
referent Person that is not an Unrestricted Subsidiary.

         "Rule 144A" means Rule 144A under the Securities Act.
          ---------

         "SEC" means the Securities and Exchange Commission.
          ---

         "Securities" means the securities described above and issued under this
          ----------
Indenture in the form of Exhibit A hereto. After the consummation of the Exchange Offer, references to the Securities shall mean the Exchange Notes and (if any) the Securities issued on the Issue Date pursuant to this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the
          --------------
rules and regulations promulgated thereunder.

         "Securities Custodian" means, with respect to the Securities in global
          --------------------
form, initially, the Trustee and any successor entity thereto or such other Person as appointed by the Company from time to time in accordance with the provisions of this Indenture.

         "Settlement" means one or two settlements involving total payments and
          ----------
commitments by Dart and its Subsidiaries of at least $50,000,000 (which may include related expenses and payments to mortgage lenders) in which (i) Herbert
H. Haft and/or (ii) Robert M. Haft, Gloria G. Haft and Linda G. Haft, as the case may be, relinquish his or their claims to control of Dart, dispose (or agree to dispose) of all or substantially all of his or their Capital Stock in Dart, disclaim any equity interest in the Company and the Guarantor and resign any positions of employment and board representation with Dart, the Company and the Guarantor.

         "Significant Subsidiary" means any Restricted Subsidiary that would be
          ----------------------
a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

         "S&P" means Standard & Poor's Corporation or, if Standard & Poor's
          ---
Corporation shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however,
                                                          --------  -------
that if Standard & Poor's Corporation ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then "S&P" shall mean any other nationally recognized rating agency (other than Moody's) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Company by a written notice given to the Trustee.

         "Stated Maturity" means, (i) with respect to any debt security, the
          ---------------
date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         "Subsidiary" means, with respect to any Person, any corporation,
          ----------
association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         "Tax Sharing Agreement" means the Tax Sharing Agreement dated
          ---------------------
February 6, 1997, between Dart and SFW Acquisition Corp. (predecessor of the Company).

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S)
          ---
77aaa-77bbbb) as in effect on the date of execution of this Indenture, except as otherwise provided in Section 9.3.

         "Trust Officer" means any officer or corporate trust assistant officer
          -------------
of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such above until a successor
          -------
replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company
          -----------------------
(other than the Subsidiaries of the Company existing as of the Issue Date or any successor to any of them) that at the time of determination shall have been designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution and (ii) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate indicating that such designation complies with the foregoing conditions and was permitted under Section 4.5 hereof. If, at any time, any

Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any Indebtedness of such Unrestricted Subsidiary which is outstanding at the time of such designation and such designation shall only be permitted if (A) no Default or Event of Default would be in existence immediately following such designation and (B) the Company shall have delivered to the Trustee an Officers' Certificate indicating that such designation complies with the foregoing conditions.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted
          ----------------------------------
Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which shall at the time be owned by such person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

Section b.      Other Definitions.
---------       -----------------

         Term                                                 Defined in Section
         ----                                                 ------------------

"Affiliate Transaction".....................................................4.10
 ---------------------
"Agent Members".............................................................2.16
 -------------
"Change in Control" .........................................................4.9
 -----------------
"Change in Control Payment Date".............................................4.9
 ------------------------------
"Change in Control Repurchase Price".........................................4.9
 ----------------------------------
"Collateral"................................................................11.1
 ----------
"Company Notice..............................................................4.9
 --------------
"Default Amount".............................................................6.2
 --------------
"Deficiency"................................................................4.19
 ----------
"DTC"........................................................................2.1
 ---
"Event of Default"...........................................................6.1
 ----------------
"Net Cash Proceeds Offer"...................................................4.19
 -----------------------
"Net Cash Proceeds Offer Amount"............................................4.19
 ------------------------------
"Obligations"...............................................................10.1
 -----------
"Paying Agent"...............................................................2.3
 ------------
"Permitted Indebtedness".....................................................4.7
 ----------------------
"Pledged Shares"............................................................11.1
 --------------
"Private Placement Legend"..................................................2.15
 ------------------------
"Proceeds Purchase Date"....................................................4.19
 ----------------------
"Registrar"..................................................................2.3
 ---------
"Repurchase Date"............................................................4.9
 ---------------
"Restricted Payments"........................................................4.5
 -------------------

"Secured Obligations".......................................................11.1
 -------------------
"Special Mandatory Redemption"...............................................3.1
 ----------------------------
"U.S. Government Obligations"................................................8.2
 ---------------------------
"Voting Trustee".............................................................4.9
 --------------

Section c.      Incorporation by Reference of Trust Indenture Act.
---------       -------------------------------------------------

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                "indenture securities" means the Securities;
                 --------------------

                "indenture security holder" means a Holder or a
                 -------------------------
Securityholder;

                "indenture to be qualified" means this Indenture;
                 -------------------------

                "indenture trustee" or "institutional Trustee" means the
                 -----------------      ---------------------
Trustee;

                "obligor" on the Securities means the Company and any
                 -------
successor obligor upon the Securities.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section d.      Rules of Construction.
---------       ---------------------

         Unless the context otherwise requires:

         i.     a term has the meaning assigned to it;

         ii. an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         iii.   "or" is not exclusive;

         iv. words in the singular include the plural, and in the plural, include the singular;

         v.     provisions apply to successive events and transactions; and

         vi. references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

                                  ARTICLE 2.

                                THE SECURITIES

Section a.   Form and Dating.
---------    ---------------

         The Definitive Securities, the Global Security and the Trustee's certificate of authentication with respect thereto shall be substantially in the form of Exhibit A to this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof. The Securities shall not be issuable in bearer form.

         The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Securities offered and sold to Institutional Accredited Investors will be issued in the form of permanent certificated Securities, in definitive, fully registered form without interest coupons (substantially in the form of Exhibit A attached hereto).

         Securities offered and sold in an offshore transaction in reliance on Regulation S under the Securities Act shall be issued in the form of permanent certificated Securities in registered form without interest coupons (substantially in the form of Exhibit A attached hereto).

         Securities offered and sold in reliance on Rule 144A will be represented initially by a single permanent global note, in definitive, fully registered form without interest coupons (substantially in the form of Exhibit A attached hereto) and will be deposited with the Trustee as custodian for The Depository Trust Company or its successors ("DTC"), Depository of the Global Security, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Global Security shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, by adjustments made on the records of the Trustee, as custodian for the Depository, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the Securities Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required in Section 2.6.

Section b.   Execution and Authentication.
---------    ----------------------------

         Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         A Security shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. The Guarantor shall endorse all Securities issued by the Company under this Indenture.

         The Trustee shall authenticate Securities for original issue up to two hundred million dollars ($200,000,000) and shall authenticate Exchange Notes from time to time for issue only in exchange for a like principal amount of Securities, in each case upon a written order of the Company in the form of an Officers' Certificate to a Trust Officer directing the Trustee to authenticate the Securities or the Exchange Notes, as the case may be, and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with; provided that Exchange Notes shall be issuable only upon the valid surrender for cancellation of Securities issued on the Issue Date of a like aggregate principal amount in accordance with the Registration Rights Agreement. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities issued on the Issue Date to reflect any name change of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed two hundred million dollars ($200,000,000), except as provided in Section
2.7 hereof.

         The Trustee may appoint an authenticating agent acceptable to and at the expense of the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section c.   Registrar and Paying Agent.
---------    --------------------------

         The Company shall maintain an office or agency where (a) Securities may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Securities may be presented or surrendered for payment ("Paying Agent") and (c) notices and demands to or upon the Company and the Guarantor in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for the purposes of Articles 3 and 8 and Sections 2.4, 4.9 and 4.19, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

         The Company initially appoints DTC to act as Depository with respect to the Global Security.

         The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Security.

Section d.   Paying Agent to Hold Money in Trust.
---------    -----------------------------------

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and will notify the Trustee of any default by the Company or the Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any money disbursed by it. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section e.   Holder Lists.
---------    ------------

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S)(S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least three Business Days before each Interest Payment Date and, at such other times as the Trustee may request in writing, within five Business Days of such request a list in such form and as of such date as the Trustee may reasonably require, and which the Trustee may conclusively rely upon, of the names and addresses of Holders, and the Company shall otherwise comply with TIA (S)(S) 312(a).

Section f.   Transfer and Exchange.
---------    ---------------------

         When Securities are presented to the Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the
                                           --------  -------
Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.2, 2.7, 2.10, 3.7, 4.9, 4.19 or 9.5). The Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 3, except the unredeemed portion of any Security being redeemed in part.

         Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book entry.

Section g.   Replacement Securities.
---------    ----------------------

         If any mutilated Security is surrendered to the Trustee, the Registrar or Securities Custodian, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue, the Guarantor shall endorse and the Trustee, upon the written order of the Company signed by an Officer, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company and shall be entitled to all benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section h.   Outstanding Securities.
---------    ----------------------

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder, and those described in this Section as not outstanding.

         If a Security is replaced pursuant to Section 2.7 hereof (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7 hereof.

         If the principal amount of any Security is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

         Except as set forth in Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

Section i.   Treasury Securities.
---------    -------------------

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Guarantor or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or the Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be so disregarded.

Section j.   Temporary Securities.
---------    --------------------

         Until Definitive Securities are ready for delivery, the Company may prepare, the Guarantor shall endorse and the Trustee shall authenticate temporary Securities upon a written order of the Company in the form of an Officers' Certificate delivered or caused to be delivered to a Trust Officer. Temporary Securities shall be substantially in the form of Definitive
Securities
but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare, the Guarantor shall endorse and the Trustee shall authenticate, upon receipt of a written order of the Company in the form of an Officers' Certificate which shall specify the amount of the temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated, Definitive Securities in exchange for temporary Securities.

         Holders of temporary Securities shall be entitled to all benefits of this Indenture.

Section k.   Cancellation.
---------    ------------

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and certification of their destruction (subject to the record retention requirements of the Exchange Act) shall be delivered to the Company unless, by a written order, signed by an Officer, the Company shall direct that cancelled Securities be returned to it. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation. If the Company or the Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section l.   Defaulted Interest.
---------    ------------------

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the subsequent special record date, the Company (or upon the written request of the Company, the Trustee, in the name of and at the expense of the Company) shall mail to each Holder a notice that states the subsequent special record date, the related payment date and the amount of such interest to be paid. The Company may also pay defaulted interest in any other lawful manner.

Section m.   Deposit of Moneys.
---------    -----------------

         Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

Section n.   CUSIP Number.
---------    ------------

         The Company in issuing the Securities may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities.

Section o.   Restrictive Legends.
---------    -------------------

         Each Global Security and Definitive Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):


                      "THIS SENIOR NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
                      (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SENIOR NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SENIOR NOTE, RESELL OR OTHERWISE TRANSFER THIS SENIOR NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
                      (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE
                      SECURITIES ACT,

                      (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SENIOR NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 OR ANY OTHER APPLICABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SENIOR NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SENIOR NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SENIOR NOTE, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SENIOR NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."


         Each Global Security shall also bear the following legend on the face thereof:

                      "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE

                  DEPOSITORY TO A NOMINEE OF THE DEPOSITORY, OR BY ANY SUCH NOMINEE OF THE DEPOSITORY, OR BY THE DEPOSITORY OR NOMINEE OF SUCH SUCCESSOR DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE."

Section p.   Book-Entry Provisions for Global Security.
---------    -----------------------------------------

             (1) The Global Security initially shall (i) be registered in the name of Cede & Co., as nominee of the Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in
Section 2.15.

             Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

             (2) Transfers of the Global Security shall be limited to transfers to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Definitive Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Definitive Securities.

             (3) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

             (4) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

             (5) Any Definitive Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b) or (c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the legend regarding transfer restrictions applicable to the Definitive Securities set forth in Section 2.15.

             (6) The Holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section q.   Special Transfer Provisions.
---------    ---------------------------

             (1)  Transfers to Non-QIB Institutional Accredited Investors and
                  -----------------------------------------------------------
Non-U.S. Persons. The following provisions shall apply with respect to the
----------------
registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any non-U.S. Person:

             (a) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (provided, however, that
                                                   --------  -------
         neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date), or (y) (l) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit B hereto or (2) in the case of a transfer to a non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto; and

             (b) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Definitive Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Definitive Securities of like tenor and amount.

             (2)  Transfers to QIBs. The following provisions shall apply with
                  -----------------
respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to non-U.S. Persons):

             (a) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account, or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

             (b) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Definitive Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Definitive Securities to be transferred, and the Trustee shall cancel the Definitive Securities so transferred.

             (3)  Private Placement Legend. Upon the transfer, exchange or
                  ------------------------
replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exist or (ii) there is delivered to the Registrar an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

             (4)  General. By its acceptance of any Security bearing the Private
                  -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

             The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE 3.

                                  REDEMPTION

Section a.   Rights of Redemption.
---------    --------------------

             (1)  Optional Redemption. The Securities may be redeemed, in whole
                  -------------------
or in part, at the option of the Company at any time on or after June 15, 2001, subject to the conditions, and at the redemption prices, specified in the Securities, plus any accrued and unpaid interest to the date of redemption.

             (2)  Optional Redemption upon Equity Offerings. At any time until
                  -----------------------------------------
June 15, 2000, the Company may, at its option, redeem up to 35% (up to 10% if the Special Mandatory Redemption has occurred) of the original aggregate principal amount of Securities with the net cash proceeds of one or more Equity Offerings subject to the conditions, and at the redemption price, specified in the Securities, plus any accrued and unpaid interest to the date of redemption; provided, however, that at least 65% of the original aggregate principal amount
--------  -------
of the Securities remains outstanding immediately after the occurrence of such redemption. Any such redemption shall reduce, on a dollar for dollar basis, the principal amount of the Securities required to be redeemed pursuant to the Special Mandatory Redemption described in clause (c) below.

             (3)  Special Mandatory Redemption.
                  ----------------------------

             (a) If, on or prior to June 30, 1998, the closing of a Settlement has not occurred or the Company has not paid to Dart the Restricted Proceeds to fund a Settlement, Securities in an aggregate principal amount of $50,000,000 (subject to reduction pursuant to clause (b) above) shall be redeemed pursuant to a special mandatory redemption (the "Special Mandatory Redemption") at any time on or prior to August 14, 1998, at 101% of the principal amount thereof, plus any accrued and unpaid interest thereon to the date of redemption.

             (b) The Company shall deposit $50,000,000 of the proceeds from the Offering with the Trustee in the Restricted Account simultaneously with receipt of payment therefor on the Issue Date. All amounts so deposited shall be held by the Trustee pursuant to the Pledge Agreement as collateral to secure the obligations of the Company under the Securities, subject to release from the Restricted Account as set forth in the Pledge Agreement. Following release of the Restricted Proceeds, including any interest or profit earned thereon, from the Restricted Account and termination of the Pledge Agreement, all of the Securities will be unsecured obligations of the Company.

             (c) Pending release of the Restricted Proceeds from the Restricted Account pursuant to the Pledge Agreement either to make a payment to Dart to fund a Settlement or to fund the Special Mandatory Redemption, the Restricted Proceeds shall be invested in Cash Equivalents as directed by the Company. If a Special Mandatory Redemption occurs, then any interest or other profit earned on the Restricted Proceeds shall be used to fund the Special Mandatory Redemption (including any accrued and unpaid interest on the Securities that are redeemed), except that any amount in the Restricted Account not needed to fund the Special Mandatory Redemption may be used by the Company for general corporate purposes (including payment of interest on the Securities). If the Restricted Proceeds are released to the Company from the Restricted Account and used to make a payment to Dart to fund a Settlement, then any interest or other profit earned on the Restricted Proceeds may be used by the Company for general corporate purposes (including payment of interest on the Securities).

Section b.   Notices to Trustee.
---------    ------------------

         In case of any redemption at the election of the Company, the Company shall notify the Trustee of the redemption date, the principal amount of Securities to be redeemed and the redemption price. The Company shall give each notice provided for in this Section 3.2 at least 30 days but not more than 60 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee).

Section c.   Selection of Securities to be Redeemed.
---------    --------------------------------------

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by any other method that the Trustee considers fair and appropriate; provided, however, that any Securities to be redeemed pursuant to the Special Mandatory Redemption shall be selected on a pro rata basis by the Trustee. The Trustee shall make the selection not more than 60 days and not less than 30 days before the redemption date from Securities outstanding not previously called for redemption. Securities and portions thereof shall be redeemed only in integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

Section d.   Notice of Redemption.
---------    --------------------

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                  i.    the redemption date;

                  ii.   the redemption price;

                  iii. if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the Holder's name;

                  iv.   the name and address of the Paying Agent;

                  v. that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  vi. that interest on Securities or portions thereof called for redemption ceases to accrue on and after the redemption date; and

                  vii. the paragraph of the Securities pursuant to which the Securities are being redeemed.

         At the Company's request, the Trustee shall give notice of redemption in the Company's name and at its expense.

Section e.   Effect of Notice of Redemption.
---------    ------------------------------

         Notice of redemption shall be deemed to be given when mailed to each Holder at its last registered address, whether or not the Holder receives such notice. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the price set forth in the Security. A notice of redemption may not be conditional. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the redemption price (which shall include accrued and unpaid interest thereon to the redemption date) but installments of interest, the maturity of which is on or prior to the redemption date, shall be payable to Holders of record at the close of business on the applicable payment dates.

Section f.   Deposit of Redemption Price.
---------    ---------------------------

         On or before 11:00 a.m. New York City time on any redemption date, the Company shall deposit with the Trustee or with the Paying Agent available funds sufficient to pay the redemption price of and accrued interest (if payable under the Securities) on all Securities to be redeemed on that date (taking into account, in the case of a Special Mandatory Redemption, the amount on deposit in the Restricted Account).

Section g.   Securities Redeemed in Part.
---------    ---------------------------

         Upon surrender of a Security that is redeemed in part, the Company shall issue, the Guarantor shall endorse and the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE 4.

                                   COVENANTS

Section a.   Payment of Securities.
---------    ---------------------

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or a Subsidiary of the Company) holds on that date money designated for and sufficient to pay in cash all principal and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by the Securities, compounded semiannually; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate, compounded semiannually.

Section b.   SEC Reports.
---------    -----------

         (1) The Company shall deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC, to the extent permitted by law or regulation, and provide the Trustee and Holders with such quarterly and annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act within 15 days of the date such reports would have been due had the Company been required to file such information, documents and reports with the SEC. The Company also shall comply with the other provisions of TIA ss. 314(a). The Company shall timely comply with its reporting and filing obligations under the applicable federal securities laws.

         (b) At any time when the Company is not required by applicable law or regulation to file the aforementioned reports, upon the request of a Holder, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such Securities designated by such Holder, as the case may be, in order to permit compliance by such Holder with Rule 144A.

Section c.   Compliance Certificate.
---------    ----------------------

         The Company shall deliver to the Trustee, within 45 days after the end of each of the first three quarters of the Company's fiscal year and within 90 days after the end of such fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal quarter or year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and that, to the best of his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited. For purposes of the foregoing sentence, the Company's compliance with conditions and covenants under this Indenture shall be determined without regard to any period of grace or requirement of notice provided hereunder.

         The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days after becoming aware of (i) any Default, Event of Default or default in the performance of any covenant, agreement or condition in this Indenture or (ii) any event of default under any other instrument of Indebtedness to which Section 6.1(v) applies, an Officers' Certificate specifying such Default, Event of Default or default, describing its status and what action the Company is taking or proposes to take with respect thereto.

         So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to this Section 4.3 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof, or if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

Section d.   Stay, Extension and Usury Laws.
---------    ------------------------------

         Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section e.   Limitation on Restricted Payments.
---------    ---------------------------------

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

             i. declare or pay any dividend on or make any distribution on account of the Company's Capital Stock (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company);

             ii. purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, any Subsidiary of the Company or other Affiliate of the Company (other than any such Capital Stock owned by the Company or any Restricted Subsidiary of the Company);

             iii. purchase, redeem or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Securities except for payments of Permitted Indebtedness in accordance with the provisions contained therein, as such provisions may be amended from time to time, but subject to the provisions of this Indenture; provided, however, that no such amendments shall cause such
                    --------  -------
         Permitted Indebtedness (other than the New Credit Facility) to be scheduled to mature at a date earlier than the Stated Maturity of the Indebtedness being amended;

             iv. permit any Restricted Subsidiary to declare or pay any dividend on, or make any distribution to the Holders (as such) of, any shares of its Capital Stock except to the Company or a Wholly Owned Restricted Subsidiary (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of it or the Company); or

             v. make any Investment in any Affiliate (other than the Company or a Wholly Owned Restricted Subsidiary of the Company),

(all such payments and other actions set forth in clauses (1) through (5) above being collectively referred to as "Restricted Payments,") unless, at the time of such Restricted Payment:

             (a) no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof; and

             (b) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (iv), (v) and (vi) of the next succeeding paragraph), is less than the aggregate of (A) 50% of the aggregate Adjusted Consolidated Net Income of the Company (excluding, for purposes of this clause (A), accrued but unpaid interest income, if any, from intercompany loans) for the first day of the fiscal quarter including the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or if such Adjusted Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (B) an amount equal to the Net Cash Proceeds (plus the noncash proceeds, as determined in good faith by the Board of Directors) received upon the sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date plus (C) an amount equal to the Net Cash Proceeds received upon the sale or other disposition or repayment of any Investment made after the Issue Date which had been treated as a Restricted Payment.

         The foregoing provisions of this Section 4.5 will not prohibit (i) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the payment to Dart by the Company from its available liquid assets of an amount not to exceed $10,000,000; (ii) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, upon the execution of the New Credit Facility, an additional payment to Dart by the Company from its available liquid assets of an amount in the aggregate not to exceed $15,000,000; (iii) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the payment to Dart by the Company of the Restricted Proceeds for purposes of funding a Settlement; (iv) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, Investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $10,000,000; (v) the payment of any dividend within 60 days after the date of declaration thereof, if at the record date for such dividend such payment would have complied with the provisions of this Indenture; and (vi) if no Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the redemption, repurchase, retirement or other acquisition of the Securities or any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Capital Stock of the Company (other than any Disqualified Stock); provided, however, that payments made in accordance with
                     --------  -------
clauses (i), (ii) and (iii) of this paragraph shall not be deemed to be Restricted Payments.

         Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.5 were computed, which calculations may be based upon the Company's latest available financial statements.

Section f.   Continued Existence.
---------    -------------------

         Subject to Article 5 hereof, the Guarantor and the Company will, and will cause the Company's Restricted Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in its liquidation, winding up or dissolution; provided, however, that the foregoing restriction
                           --------  -------
shall not prohibit the Company from merging with or into a Restricted Subsidiary or a Restricted Subsidiary from merging with or into the Company or another Restricted Subsidiary.

Section g.   Limitation on Indebtedness.
---------    --------------------------

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume, issue, guarantee or in any manner become liable, contingently or otherwise, for or with respect to the payment of, any Indebtedness (including any Acquired Indebtedness) except for the following (each of which shall be given independent effect):

             (a) Indebtedness of the Company under its Increasing Rate Senior Notes due 2004 (to the extent that the Company has satisfied the conditions in Section 8.1 of the Increasing Rate Note Indenture with respect to the discharge of its obligations, other than those obligations which expressly survive pursuant to such Section 8.1), the Securities and the indentures governing such debt securities;

             (b)  Permitted Secured Indebtedness;

             (c) any replacements, renewals, refinancings and extensions of Indebtedness incurred under clause (b) above, provided that (i) any such replacement, renewal, refinancing and extension (x) shall not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being replaced, renewed, refinanced or extended and (y) shall be contractually subordinated to the Securities at least to the extent, if at all, that the Indebtedness being replaced, renewed, refinanced or extended is subordinate to the Securities, (ii) any such Indebtedness of any Person must be replaced, refinanced or extended with Indebtedness incurred by such Person or by the Company; and (iii) the principal amount of Indebtedness incurred pursuant to this clause (c) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount (or with respect to Indebtedness which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the accredited value thereof) of Indebtedness so replaced, renewed, refinanced or extended, plus accrued interest, the amount of any premium required to be paid in connection with such replacement, renewal, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such replacement, renewal, refinancing or extension by means of a tender offer or privately negotiated purchase, and the amount of fees and expenses incurred in connection therewith;

             (d) Indebtedness of the Company or of any of the Restricted Subsidiaries of the Company not to exceed an amount in the aggregate at any one time outstanding equal to the lesser of (i) $10,000,000 or (ii) an amount which when added to the amount of Indebtedness outstanding at any one time under the New Credit Facility equals $35,000,000, provided that such Indebtedness permitted under this clause (d) shall be either contractually subordinated to or rank pari passu with the Securities;

             (e) Indebtedness of the Company or any of the Restricted Subsidiaries of the Company, provided (i) the Consolidated Interest Coverage Ratio of the Company for the applicable Four Quarter Period would have been at least 1.8 to 1.0 if such incurrence or issuance of Indebtedness had occurred prior to the second anniversary of the Issue Date and 2.0 to 1.0 thereafter, in each case after giving pro forma effect to such incurrence or issuance and the application of the proceeds therefrom, and (ii) such Indebtedness shall be either contractually subordinated to or rank pari passu with the Securities;

             (f)  Indebtedness of the Company under the New Credit Facility;

             (g) Indebtedness under Capitalized Lease Obligations of the Company and its Restricted Subsidiaries incurred in the ordinary course of business, not to exceed 3% of the Net Sales of the Company and its Restricted Subsidiaries on a consolidated basis during the Four Quarter Period immediately preceding such incurrence; and

             (h) any Investments permitted under Section 4.14 (the foregoing items in clauses (a) through (h) are referred to as "Permitted Indebtedness").

Section h.   Taxes.
---------    -----

         The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings and for which adequate reserves, if any, required by GAAP shall have been set aside.

Section i.   Repurchase at Holder's Option upon Change in Control.
---------    ----------------------------------------------------

             (1) Upon the occurrence of a Change in Control (as hereinafter defined), each Holder shall have the right, at such Holder's option, to require the Company to repurchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the "Repurchase Date") that is no later than 60 days after the date of the Company Notice (as hereinafter defined) for cash at a price equal to 101% of the principal amount of such Securities to be repurchased (the "Change in Control Repurchase Price"), plus any accrued and unpaid interest to the Repurchase Date. Within 30 days after the occurrence of a Change in Control, the

Company shall mail to all Holders a notice (the "Company Notice") of the occurrence of such Change in Control and of the repurchase right arising as a result thereof. The Company shall also deliver a copy of the Company Notice to the Trustee. To exercise the repurchase right, a Holder shall deliver on or before the 30th day after the date of the Company Notice irrevocable written notice to the Trustee of the Holder's exercise of such right, together with the Securities with respect to which the right is being exercised, duly endorsed for transfer to the Company. The Company Notice shall state:

                  i. that the Company Notice is being delivered pursuant to this Section 4.9 and that all Securities tendered will be accepted for payment;

                  ii. the purchase price and the purchase date, which shall be no later than 60 days from the date such notice is mailed (the "Change in Control Payment Date");

                  iii. that any Securities not tendered will continue to accrue interest;

                  iv. that, unless the Company defaults in the payment of the Change in Control Repurchase Price, all Securities accepted for payment upon a Change in Control shall cease to accrue interest after the Change in Control Payment Date;

                  v. that in order to exercise the repurchase right, each Holder electing to have any Securities purchased will be required to
         (i) deliver irrevocable written notice to the Trustee of such Holder's exercise of such right, and (ii) surrender the Securities (duly endorsed for transfer to the Company), with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Securities completed, and any form of letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent, to the Paying Agent at the address specified in the notice, in each case, on or before 4:00 p.m. New York City time on the 30th day after the date of the Company Notice; and

                  vi. that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

                  (b) On the Change in Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment Securities or portions thereof tendered pursuant to the Change in Control Notice, (2) deposit with the Paying Agent in immediately available funds an amount equal to the Change in Control Repurchase Price in respect of all Securities or portions thereof so tendered, and (3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the purchase price for the Securities, and the Trustee shall promptly authenticate and arrange for the Guarantor to endorse, and mail to each Holder, a new

Security equal in principal amount to the unpurchased portion of the Securities surrendered by such Holder, if any; provided, that each such new Security shall be in principal amount of $1,000 or an integral multiple thereof. The Company shall cause to be mailed to each Holder the results of any repurchases by Securityholders pursuant to this Section 4.9 on or as soon as practicable after the Change in Control Payment Date.

                  A "Change in Control" will be deemed to have occurred at such time as:

                  (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than Dart, the Guarantor, the Company or any employee benefit plan of the Company or the Guarantor), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions or otherwise, of shares of Capital Stock of the Company, the Guarantor or Dart, entitling such Person to exercise 35% or more of the total voting power of all shares of Capital Stock of the Company, the Guarantor or Dart, entitled to vote generally in the election of the directors;

                  (b) there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sales or transfers of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Capital Stock into solely shares of Capital Stock); provided, however, that no Change in Control will be deemed to occur pursuant to this clause (ii) upon the merger of any Wholly Owned Restricted Subsidiary of the Company into the Company; or

                  (iii) the replacement of a majority of the Board of Directors of the Company from the directors who constituted the Board of Directors of the Company on the Issue Date, and such replacement shall not have been approved by either (a) a vote of a majority of the Board of Directors then still in office who either were (x) members of the Board of Directors of the Company on the Issue Date or (y) whose election as a member of the Board of Directors was approved in the manner provided in this clause (iii) or (b) the Voting Trustee (as defined below).

                  Notwithstanding the foregoing, the beneficial ownership of shares of Capital Stock of Dart under that certain Voting Trust Agreement dated October 6, 1995 by and among Ronald S. Haft, Dart and Larry G. Schafran and Sidney B. Silverman, as initial voting trustees, entitling such trust, acting through its duly appointed voting trustee, or if more than one, trustees (the

"Voting Trustee"), to exercise 35% or more of the total voting power of all shares of Capital Stock of Dart shall not be deemed to constitute a Change in Control.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to the occurrence of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the "Change in Control" provisions herein, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change in Control" provisions of this Indenture by virtue thereof.

Section j.        Limitation on Transactions with Affiliates.
----------        -------------------------------------------

         Neither the Company nor any of its Restricted Subsidiaries nor the Guarantor shall, from and after the Issue Date, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (b) the Company delivers to the Trustee (i) with respect to any Affiliate Transaction involving aggregate payments in excess of $250,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors, and (ii) with respect to any Affiliate Transaction (other than the purchase in the ordinary course of business of property or assets for resale) involving aggregate payments in excess of $1,000,000, an opinion as to the fairness to the Company or, in the case of a transaction with an Affiliate and a Restricted Subsidiary, to such Restricted Subsidiary, in each case from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment
                                   --------  -------
agreement, consulting agreement and indemnification obligation entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (ii) transactions in accordance with the terms of the Tax Sharing Agreement or the Management Services Agreement (provided that the Company shall not be permitted to make any payment to Dart under the Tax Sharing Agreement in respect of taxes on accrued but unpaid interest income of the Company on intercompany loans), (iii) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company and (iv) transactions permitted under Sections 4.5 and 4.14 hereof, in each case, shall not be deemed Affiliate Transactions.

Section k.        Limitation on Lines of Business.
----------        --------------------------------

         Neither the Company nor any Restricted Subsidiary of the Company shall engage in any business other than those businesses in which the Company is engaged on the Issue Date and any other businesses related thereto.

Section l.        Dividends and Other Payment Restrictions Affecting
----------        --------------------------------------------------
                  Subsidiaries.
                  -------------

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a)(i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (b) make loans or advances to the Company or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for (i) such encumbrances or restrictions existing under or by reason of this Indenture or applicable law (ii) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practices, (iii) restrictions under any Acquired Indebtedness or any agreement relating to any property, asset or business acquired by the Company or any of its Restricted Subsidiaries, which restrictions existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired or to any property, asset or business other than the property, asset and business so acquired, (iv) reasonable and customary restrictions on transfers of all collateral imposed in connection with Permitted Liens, and (v) replacements of restrictions imposed pursuant to clause (iii) and this clause (v) that are not more restrictive than those being replaced and do not apply to any additional property or assets.

Section m.        Further Assurance to the Trustee.
----------        ---------------------------------

         The Company, upon request of the Trustee, shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

Section n.        Limitation on Investments, Loans and Advances.
----------        ----------------------------------------------

         The Company shall not make, and shall not permit any of its Restricted Subsidiaries to make, any Investment, except: (i) Investments by the Company or a Restricted Subsidiary of the Company in any Wholly Owned Restricted Subsidiary of the Company (including any such Investment pursuant to which a Person becomes a Wholly Owned Restricted Subsidiary of the Company) or in the Company by any Restricted Subsidiary of the Company; (ii) Investments represented by receivables created or acquired in the ordinary course of business or the settlement of such receivables in the ordinary course of business; (iii) Investments permitted to be made pursuant to Section 4.5; (iv) Investments represented by advances to employees, officers and directors of the Company or its Restricted Subsidiaries made in the ordinary course of business and consistent with reasonable and customary business practices; (v) Permitted Investments; (vi) Investments permitted to be made with the Net Cash Proceeds of Asset Sales pursuant to Section 4.19; and (vii) payments made to Dart that are permitted by
Section 4.5.

Section o.        Limitation on Liens.
----------        --------------------

         The Company shall not, and the Company shall not permit, cause or suffer any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired by it, except for (a) Liens of the Company and its Restricted Subsidiaries existing as of the Issue Date; (b) Permitted Liens; (c) Liens, arising after the Issue Date, securing Permitted Secured Indebtedness; (d) Liens on the assets or properties of the Company and its Restricted Subsidiaries, arising after the Issue Date, securing Capitalized Lease Obligations permitted to be incurred under Section 4.7(g), provided that (1) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the lesser of the cost or Fair Market Value of the assets or property so acquired and (2) such Liens shall not encumber any assets or property of the Company or its Restricted Subsidiaries other than the assets or property so acquired and shall attach to such assets or property within 60 days of the acquisition of such assets or property; (e) leases and subleases of real property which do not interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, and which are made on customary and usual terms applicable to similar properties; (f) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and is permitted to be refinanced under this Indenture, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; (g) Liens securing Acquired Indebtedness, provided that such Liens (1) are not incurred in connection with, or in contemplation of the acquisition of the property or assets acquired and (2) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries (other than the property or assets of the Restricted Subsidiary so acquired that are subject to such Lien); (h) Liens in favor of the Trustee under this Indenture; (i) Liens securing Indebtedness under the New Credit Facility; and (j) any replacement, extension or renewal, in whole or in part, of any Lien described in this or the foregoing clauses including in connection with any refinancing of the Indebtedness, in whole or in part, secured by any such Lien, provided that to the extent any such clause limits the amount secured or the assets subject to such Liens, no extension or renewal shall increase the amount or the assets subject to such Liens, except for Liens associated with such additional assets that are otherwise permitted hereunder. The Guarantor shall not create, incur, assume or suffer to exist any Lien (other than the Lien created under Article 11) of any kind upon any of its property or assets (including without limitation Capital Stock of its Restricted Subsidiaries) now owned or hereafter acquired by it.

                  Notwithstanding the foregoing, Liens shall be permitted by the previous clauses (a) though (h) only to the extent that any Indebtedness secured by such Liens is incurred pursuant to and in accordance with the provisions of this Indenture.

Section p.        Maintenance of Office or Agency.
----------        --------------------------------

         The Company and the Guarantor shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.3 hereof. The Company and the Guarantor shall give prompt, written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

Section q.        Tax Sharing Agreement.
----------        ----------------------

         The Company shall, and shall cause its Restricted Subsidiaries to, comply in all material respects with the Tax Sharing Agreement and shall not amend the Tax Sharing Agreement in any material respect, except as necessary to comply with Section 4.10 to amend the Tax Sharing Agreement to prohibit the Company from making any payment to Dart under the Tax Sharing Agreement in respect of taxes on accrued but unpaid interest income of the Company on intercompany loans.

Section r.        Management Services Agreement.
----------        ------------------------------

         The Company shall, and shall cause its Restricted Subsidiaries to, comply in all material respects with the Management Services Agreement and shall not amend the Management Services Agreement in any material respect.

Section s.        Limitation on Asset Sales.
----------        --------------------------

         The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, make any Asset Sale, unless (a) the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold, (b) at least 85% of the consideration for such Asset Sale (other than assumption of trade Indebtedness) consists of cash and Cash Equivalents, and (c) upon consummation of an Asset Sale, the Company will within 365 days of the receipt of the proceeds therefrom, either: (i) apply or cause the applicable Restricted Subsidiary to apply the Net Cash Proceeds of any Asset Sale to (1) an investment in properties and assets that replace the properties and assets that are the subject of such Asset Sale or (2) an investment in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date; (ii) in the case of a sale of a store or stores, deem such Net Cash Proceeds to have been applied to the extent of any capital expenditures made to acquire or construct a replacement store in the general vicinity of the store sold within 365 days preceding the date of the Asset Sale; or (iii) repay senior

Indebtedness. If 365 days after the receipt by the Company of Net Cash Proceeds from an Asset Sale, the accumulated Net Cash Proceeds therefrom equal or exceed $5,000,000 (such accumulated Net Cash Proceeds are defined herein as the "Net Cash Proceeds Offer Amount"), then the Company shall apply or cause the applicable Restricted Subsidiary to apply such Net Cash Proceeds to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (a "Net Cash Proceeds Offer"). Notwithstanding the foregoing, the Company may exclude from the foregoing provisions Asset Sales subsequent to the Issue Date, the proceeds of which are derived from the sale and substantially concurrent lease-back of a supermarket and/or related assets or equipment which is acquired or constructed by the Company or a Restricted Subsidiary subsequent to the Issue Date; provided, however, that any such sale and substantially concurrent lease-
      --------  -------
back occurs within 270 days following such acquisition or the completion of such construction, as the case may be. Pending the utilization of any Net Cash Proceeds in the manner (and within the time period) described above, the Company may use any such Net Cash Proceeds to repay revolving loans under the New Credit Facility without a permanent reduction of the commitment thereunder.

         Notice of a Net Cash Proceeds Offer pursuant to this Section 4.19 will be mailed to Holders as shown on the register of Holders not less than 365 days nor more than 390 days after the relevant Asset Sale, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Net Cash Proceeds Offer and shall state the following terms:

                  i. that Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash;

                  ii. that the Net Cash Proceeds Offer is being made pursuant to Section 4.19 and that all Securities tendered will be accepted for payment; provided, however, that if the aggregate principal amount of Securities tendered
--------  -------
in the Net Cash Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Cash Proceeds Offer, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or multiples thereof shall be purchased);

                  iii. the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed, other than as may be required by law) (the "Proceeds Purchase Date");

                  iv. that any Security not tendered will continue to accrue interest if interest is then accruing;

                  v. that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Net Cash Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

                  vi. that Holders electing to have a Security purchased pursuant to a Net Cash Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day prior to the Proceeds Purchase Date;

                  vii. that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Proceeds Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

                  viii. that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                  ix. that each Net Cash Proceeds Offer is required to remain open for at least 20 Business Days or such longer period as may be required by law.

         On or before the Proceeds Purchase Date, the Company shall (i) deposit with the Paying Agent coin or currency of the United States of America as at the time of payment shall be the legal tender for the payment of public and private debts sufficient to pay the purchase price of all Securities to be purchased and
(ii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price (and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered). The Company will cause to be mailed to each Holder the results of the Net Cash Proceeds Offer on or as soon as practicable after the Proceeds Purchase Date. For purposes of this Section 4.19, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Securities pursuant to a Net Cash Proceeds Offer shall be returned by the Trustee to the Company.

         To the extent that the aggregate purchase price of the Securities tendered pursuant to any Net Cash Proceeds Offer is less than the Net Cash Proceeds Offer Amount (such shortfall constituting a "Deficiency"), the Company may use such Deficiency for general corporate purposes. Upon completion of any Net Cash Proceeds Offer, the Net Cash Proceeds Offer Amount shall be reset to zero.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Securities pursuant to a Net Cash Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions under this Section 4.19, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.19 by virtue thereof.

Section t.        Limitation on Issuance and Sale of Capital Stock of Restricted
----------        --------------------------------------------------------------
                  Subsidiaries.
                  -------------

         The Company shall not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that the Company and any Restricted Subsidiary may, in any single transaction, sell all but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary to any Person in a transaction made in accordance with Section 4.19.

Section u.        Merger of Significant Subsidiaries.
----------        -----------------------------------

         The Company shall cause each of Shoppers Food Warehouse MD Corp., a Maryland corporation ("SFW MD") and Shoppers Food Warehouse VA Corp., a Virginia corporation ("SFW VA"), its Subsidiaries, to be merged with and into the Company within sixty (60) days of the date hereof, with the Company being the surviving corporation in each such merger.


                                  ARTICLE 5.

                                  SUCCESSORS

Section a.        When Company May Merge, etc.
----------        ----------------------------

         The Company shall not consolidate with or merge with or into or sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person or Persons in a single transaction or through a series of related transactions unless: (a) the Company shall be the continuing Person or the Person formed by or surviving such consolidation or merger or the Person to which such sale, assignment, conveyance, lease, transfer or other disposition is made (the "surviving entity") shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; (b) the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture; (c) immediately before and immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect to such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (d) the Company or the surviving entity (in the case of a merger or consolidation involving the Company or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's properties and assets) shall immediately after giving effect to such transaction or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions; (e) immediately after giving effect to such transaction or series of transactions, the Company or the surviving entity (in the case of a merger or consolidation involving the Company or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company's properties and assets) could incur $1.00 of Indebtedness pursuant to Section 4.7(e); and (f) the Company or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction or series of transactions, such supplemental indenture complies with this Section 5.1 and that all conditions precedent herein provided relating to the transaction or series of transactions have been satisfied. The foregoing limitations in clauses (b) and (f) of this Section shall not apply to a merger of any Wholly Owned Restricted Subsidiary of the Company into the Company. The foregoing provisions of this Section 5.1 relating to restrictions on mergers, consolidations and transfers of assets shall also apply to the Guarantor, provided that with respect to clause (b) the Company shall be deemed to mean the Guarantor.

Section b.        Successor Corporation Substituted.
----------        ----------------------------------

         Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1, the successor corporation or partnership formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company herein; provided, however, that the predecessor Company in the case of a sale, lease, conveyance or other disposition shall not be released from the obligation to pay the principal of and interest on the Securities.


                                  ARTICLE 6.

                             DEFAULTS AND REMEDIES

Section a.        Events of Default.
----------        ------------------

         "Event of Default," whenever used herein, means any one of the following events:

                  (i) default in the payment of any interest on the Securities when it becomes due and payable and continuance of such default for a period of 30 days; or

                  (ii) default in the payment of the principal of, or premium, if any, on the Securities when due (including a default in the obligation to effectuate the Special Mandatory Redemption as provided under Section 3.1(c) of this Indenture or under Section 3.3 of the Pledge Agreement or in payment upon the exercise by a Holder of its right to require repurchase of its Securities pursuant to Section 4.9 of this Indenture); or

                  (iii) default by the Company or the Guarantor in the performance, or breach, of any covenant or agreement in this Indenture (other than defaults specified in clause (i) or (ii) above), or the Pledge Agreement (other than a default specified in clause (ii) above), and continuance of such default or breach for a period of 30 days after written notice to the Company or the Guarantor, as the case may be, by the Trustee or to the Company or the Guarantor, as the case may be, and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or

                  (iv) failure by the Company, the Guarantor or any Restricted Subsidiary (a) to make any payment when due with respect to any other Indebtedness under one or more classes or issues of Indebtedness, which one or more classes or issues of Indebtedness are in an aggregate principal amount of $5,000,000 or more, and such failure extends beyond the stated period of grace applicable thereto or
         (b) to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness, which one or more classes or issues of Indebtedness are in an aggregate principal amount of $5,000,000 or more, which failure, in the case of this clause (b), results in an acceleration of the maturity thereof (whether or not such right has yet been exercised); or

                  (v) one or more judgments, orders or decrees for the payment of money in excess of $2,500,000, either individually or in an aggregate amount, shall be entered against the Company, the Guarantor or any of their respective Restricted Subsidiaries or any of their respective properties and shall not be discharged and there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, shall not be in effect; or

                  (vi) a decree, judgment or order by a court of competent jurisdiction shall have been entered adjudging the Company, the Guarantor or any of their respective Restricted Subsidiaries that individually or as a group constitute a Significant Subsidiary, as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company, the Guarantor or such Significant Subsidiary under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of the Company, the Guarantor or such Significant Subsidiary, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  (vii) this Indenture or, prior to the termination in accordance with its terms, the Pledge Agreement, ceases to be in full force and effect or ceases to give the Trustee, in any material respect, the Liens, rights, powers and privileges purported to be created hereby and thereby, in each case, as determined by a court of competent jurisdiction.

Section b.        Acceleration.
----------        -------------

         If an Event of Default (other than an Event of Default specified in clause (vi) above with respect to the Company) occurs and is continuing, then the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities may, by written notice, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Securities shall, declare the principal amount plus accrued interest (if any) on all Securities on the date of such declaration to be due and payable immediately (the "Default Amount"). Upon such declaration, the Default Amount shall become due and payable immediately. If an Event of Default specified in clause (vi) above with respect to the Company occurs and is continuing, then the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         After a declaration of acceleration, the Holders of a majority in aggregate principal amount of outstanding Securities may, by notice to the Trustee, rescind such declaration of acceleration if all existing Events of Default have been cured or waived, other than nonpayment of the Default Amount that has become due solely as a result of such acceleration and if the rescission of acceleration would not conflict with any judgment or decree by a court of competent jurisdiction. The Holders of a majority in aggregate principal amount of the outstanding Securities also have the right to waive past defaults hereunder except a default in the payment of the principal of, premium, if any, or interest on any Security, or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders.

Section c.        Other Remedies.
----------        ---------------

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section d.        Waiver of Existing and Past Defaults.
----------        -------------------------------------

         Subject to Section 2.9, the Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may waive on behalf of all Holders an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of, or the interest on, any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Section e.        Control by Majority.
----------        --------------------

         Subject to Section 2.9, the Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction.

Section f.        Limitation on Suits.
----------        --------------------

         A Securityholder may institute a proceeding with respect to this Indenture or the Securities or pursue any remedy hereunder or thereunder only if:

                  i. the Holder gives to the Trustee notice of a continuing Event of Default;

                  ii. the Holder or Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to institute such proceeding or pursue such remedy;

                  iii. such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  iv. the Trustee does not comply with the request within 15 days after receipt of the request and the offer of indemnity; and

                  v. during such 15-day period the Holders of a majority in aggregate principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

Section g.        Rights of Holders to Receive Payment.
----------        -------------------------------------

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, on and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section h.        Collection Suit by Trustee.
----------        ---------------------------

         If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, interest and Liquidated Damages, if any, remaining unpaid on the Securities and interest on overdue principal, interest and Liquidated Damages, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section i.        Trustee May File Proofs of Claim.
----------        ---------------------------------

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

Section j.        Priorities.
----------        -----------

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

         First:     to the Trustee for amounts due under Section 7.7;

         Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest (and Liquidated Damages), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

         Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Securityholders.

Section k.        Undertaking for Costs.
----------        ----------------------

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Securities.

Section l.        Rights and Remedies Cumulative.
----------        -------------------------------

         No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section m.        Delay or Omission Not Waiver.
----------        -----------------------------

         No delay or omission by the Trustee or by any Holder to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                  ARTICLE 7.

                                    TRUSTEE

             The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

Section a.   Duties of Trustee.
---------    -----------------

        (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

        (2)  Except during the continuance of an Event of Default:

             (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

             (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

        (3) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

             (1) This paragraph does not limit the effect of paragraph (b) of this Section.

             (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

             (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the first sentence of Section 6.5.


        (4) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and Section 7.2.

        (5) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

        (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds held in trust except to the extent required by law.

        (7) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section b.   Rights of Trustee.
---------    -----------------

        (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters to the extent reasonably deemed necessary by it, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable notice, to examine the books and records and premises of the Company, personally or by agent, authorized representative or attorney.

        (2) Before the Trustee acts or refrains from acting pursuant to the terms of this Indenture or otherwise, subject to Section 5.1, it may require an Officers' Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

        (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care.

        (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

        (5) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (6) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (7) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section c.   Individual Rights of Trustee.
---------    ----------------------------

        The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to and must comply with Sections 7.10 and 7.11.

Section d.   Trustee's Disclaimer.
---------    --------------------

        The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Securities other than its authentication.

Section e.   Notice of Defaults.
---------    ------------------

        If a Default or an Event of Default occurs and is continuing and if it is actually known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs, unless such Default or an Event of Default shall have been cured or waived. Except in the case of a Default or an Event of Default in payment on any Security (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the best interests of the Holders. The second sentence of this Section 7.5 shall be in lieu of the proviso to (S) 315(b) of the TIA, which proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

        The Trustee shall also comply with all notice requirements set forth in
Section 4.3 of this Indenture.

Section f.   Reports by Trustee to Holders.
---------    -----------------------------

        Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders, at the Company's expense, a brief report dated as of such reporting date that complies with TIA
(S) 313(a) (but if no event described in TIA (S) 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA (S) 313(b)(1) and TIA (S) 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c).

        A copy of each report at the time of its mailing to Holders shall be filed with the SEC to the extent permitted by law or regulation and each stock exchange or market on which the Securities are listed or quoted. The Company shall notify the Trustee when the Securities are listed on any stock exchange or quoted on any market.

Section g.   Compensation and Indemnity.
---------    --------------------------

        The Company shall pay to the Trustee (in its capacities as Trustee, Paying Agent and Registrar) from time to time such compensation as may be agreed in writing between the Company and the Trustee for its services hereunder and under the Pledge Agreement. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses may include the reasonable compensation, disbursements and out-of-pocket expenses of the Trustee's Agents and counsel.

        The Company shall indemnify and hold harmless the Trustee (in its capacities as Trustee, Paying Agent and Registrar) against any claim, demand, expense (including reasonable attorney's fees and expenses), loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

        The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

        To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section h.   Replacement of Trustee.
---------    ----------------------

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        The Trustee may resign by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation; provided, however, that
                                                       --------  -------
no such resignation shall be
effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

             i.    the Trustee fails to comply with Section 7.10;

             ii. the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

             iii. a Custodian or public officer takes charge of the Trustee or its property; or

             iv.   the Trustee becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        If a successor Trustee is not appointed or does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7. Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 hereof shall continue for the benefit of the retiring trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Section i.   Successor Trustee by Merger, etc.
---------    --------------------------------

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section j.   Eligibility; Disqualification.
---------    -----------------------------

        This Indenture shall always have a Trustee who satisfies the requirements of TIA (S)(S) 310(a)(1) and 310(a)(5). The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee is subject to TIA
(S) 310(b). The provisions of TIA (S) 310 shall apply to the Company, as obligor of the Securities.

Section k.   Preferential Collection of Claims Against Company.
---------    -------------------------------------------------

        The Trustee is subject to TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein. The provisions of TIA (S) 311 shall apply to the Company, as obligor of the Securities.

                                  ARTICLE 8.

                            DISCHARGE OF INDENTURE

Section a.   Termination of Company's Obligations.
---------    ------------------------------------

        This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.7 and 8.4 shall survive) as to all outstanding Securities when all such Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid and Securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture (except the Company's obligations under Sections 7.7 and 8.4) if:

             i. either (i) pursuant to Article 3, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities or (ii) all Securities have otherwise become due and payable hereunder;

             ii. the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

             iii. no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

             iv. the Company shall have paid all other sums payable by it hereunder; and

             v. the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's and the Guarantor's obligations under the Securities and this Indenture have been complied with.

However, the Company's obligations in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 7.7, 8.1, 8.4 and 8.5, shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7 and 8.4 shall survive.

        After a deposit made pursuant to this Section 8.1, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

Section b.   Legal Defeasance and Covenant Defeasance.
---------    ----------------------------------------

             (1) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

             (2) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purpose of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.6, 2.7 and 4.16, and, with respect to the Trustee, under Section 7.7, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection herewith, and
(iv) this Section 8.2 and Section 8.5. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

             (3) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article 5 and in Sections 4.5, 4.7 through 4.12, 4.14, 4.15, 4.17 and 4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(iv), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

             (4) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

             (a)   the Company shall irrevocably have deposited or caused to
        be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) cash in U.S. dollars or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities not later than one day before the due date of any payment, or (z) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided,
                                                                 --------
        however, that the Trustee (or other qualifying trustee) shall have
        -------
        received an irrevocable
        written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

             (b) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.1(vii) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

             (c) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any Securities of the Company;

             (d) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company, the Guarantor or any Restricted Subsidiary is a party or by which the Company, the Guarantor or any Restricted Subsidiary is bound;

             (e) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel, stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

             (f) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel, to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

             (g) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of senior indebtedness including, without limitation, those arising under this Indenture, after the 91st day following the deposit, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

             (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with; and

             (i) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

             (5) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

             The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

             Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

Section c.   Application of Trust Money.
---------    --------------------------

        The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities.

Section d.   Repayment to Company.
---------    --------------------

        Subject to Section 7.7, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

        The Trustee and the Paying Agent shall pay to the Company upon written request by the Company any money held by them for the payment of principal or interest that remains unclaimed for one year after the date upon which such payment shall have become due; provided, however, that the Company shall have first caused notice of such payment to the Company to be mailed to each Holder entitled thereto no less than 30 days prior to such payment. After payment to the Company, the Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section e.   Reinstatement.
---------    -------------

        If (i) the Trustee or Paying Agent is unable to apply any money in accordance with Section 8.3 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the Holders of at least a majority in principal amount of the then outstanding Securities so request by written notice to the Trustee, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3; provided, however, that if the Company makes any
                             --------  -------
payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 9.

                                  AMENDMENTS

Section a.   Without Consent of Holders.
---------    --------------------------

        The Company, when authorized by resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Securities without the consent of any Holder:

             i. to cure any ambiguity, defect or inconsistency or to make any other provisions with respect to matters or questions arising under this Indenture that shall not be inconsistent with the provisions of this Indenture; provided that such amendment does not in the opinion of the Trustee adversely affect the rights of any Holder;

             ii. to mortgage, pledge, hypothecate or grant a security interest in favor of the

        Trustee as additional security for the payment and performance of the obligations hereunder, in any property or assets, including any which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Trustee;

             iii. to make any change that does not adversely affect the rights hereunder of any Holder;

             iv. to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, or to provide any additional rights or benefits to the Holders;

             v. to evidence the succession of another person to the Company, and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article 5;

             vi. to set out the form of the Exchange Notes and to set forth such other matters as are necessary in connection with the Exchange Offer that do not adversely affect the rights of any Holder; or

             vii. to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

provided that, in each case, the Company has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment, waiver or supplement complies with the provisions of this Section 9.1.

Section b.   With Consent of Holders.
---------    -----------------------

        Subject to the provisions of Section 6.4 and 6.7, the Company and the Trustee may amend or modify this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities; provided, however, that, without the consent of each
                        --------  -------
Holder affected, an amendment, modification or waiver under this Section 9.2 may not (with respect to any securities held by a non-consenting Holder):

             i. reduce the principal amount outstanding of, extend the fixed maturity of, or alter the redemption provisions of, the Securities;

             ii. reduce the rate of or change the time for payment of interest on any Security;

             iii. make any Security payable in money or currency other than that stated in the Security;

             iv. impair the right to initiate suit for the enforcement of any payment on or with respect to any Security;

             v. make any change that affects the ranking or security of the Securities;

             vi. waive a Default or Event of Default in the payment of the principal of, Liquidated Damages, if any, or interest on, any Security;

             vii. reduce the percentage in principal amount outstanding of Securities, holders of which must consent to an amendment, supplement or waiver or consent to take any action hereunder or under the Securities; or

             viii. following the mailing of a Company Notice, modify the provisions of this Indenture with respect to such Company Notice in a manner adverse to any Holder.

        In addition, neither the Company nor the Trustee may waive the covenant relating to a Holder's right to repurchase upon the occurrence of a Change in Control.

        To secure a consent of the Holders under this Section, it shall not be necessary for the Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notices, or any defect therein, shall not, however, in any way, impair or affect the validity of any such amendment or waiver.

Section c.   Compliance with Trust Indenture Act.
---------    -----------------------------------

        Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section d.   Revocation and Effect of Consents.
---------    ---------------------------------

        Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, prior to becoming effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented to the amendment or waiver.

        The Company may set a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company sets such a record date, such record date shall be the later of (i) 30 days prior to the first solicitation of such consent or (ii) the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.5 prior to such solicitation. If a record date is set, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

        After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in any of clauses (1) through (7) of
Section 9.2. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security; provided, however,
                                                             --------  -------
that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section e.   Notation on or Exchange of Securities.
---------    -------------------------------------

        The Trustee (in accordance with the written direction of the Company) may (at the Company's expense) place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section f.   Trustee Protected.
---------    -----------------

        The Trustee shall execute any amendment, supplement, or waiver authorized pursuant to this Article 9; provided, however, that the Trustee may,
                                       --------  -------
but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture.

                                  ARTICLE 10.

                                   GUARANTEE

Section a.      Guarantee.
---------       ---------

                (1) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the provisions of this Article 10, the Guarantor hereby irrevocably, fully and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor, and that the Guarantor shall remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                (2) The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Securities or the Obligations. The Obligations of the Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (vi) any change in ownership of the Guarantor.

                (3) The Guarantor further agrees that its guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations. The Obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity. The Guarantor further agrees that its guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                (4) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

                (5) The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantor's guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in
        Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

                The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section b.      Limitation on Liability.
---------       -----------------------

        Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

Section c.      Successors and Assigns.
---------       ----------------------

        This Article 10 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section d.      No Waiver.
---------       ---------

        Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

Section e.      Modification.
---------       ------------

        No modification, amendment or waiver of any provision of this Article
10 nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section f.      Execution and Delivery of Guarantee.
---------       -----------------------------------

        To evidence its guarantee set forth in this Article 10, the Guarantor agrees that a notation of such guarantee substantially in the form annexed hereto as contained in Exhibit A shall be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an Officer by manual or facsimile signature.

        The Guarantor agrees that its guarantee set forth in this Article 10 shall remain in full force and effect and shall apply to all the Securities notwithstanding any failure to endorse on each Security a notation of such guarantee.

        If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security on which a guarantee is endorsed, the guarantee shall be valid nevertheless.

        The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the guarantee set forth in this Indenture on behalf of the Guarantor.

Section g.      Certain Bankruptcy Events.
---------       -------------------------

        The Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, it shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.


                                  ARTICLE 11.

                       SECURITY AND PLEDGE OF COLLATERAL

Section a.      Grant of Security Interest.
---------       --------------------------

        To secure the full and punctual payment by the Guarantor of any payment due by the Guarantor pursuant to Article 10 and any other amounts owing under this Indenture pursuant to Section 7.7 when and as the same shall be due and payable, whether on an Interest Payment Date or the Maturity Date, by acceleration, repurchase, redemption or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy (whether or not a claim is allowed against the Guarantor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and the performance of all other obligations of the Guarantor to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereof or thereof (collectively, the "Secured Obligations"), the Guarantor hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a continuing first priority security interest in all its right, title and interest in and to the following (collectively, the "Collateral"):

                (a) all of the shares of Capital Stock of the Company owned by the Guarantor

        (as set forth on Schedule I, the "Pledged Shares"), and all certificates representing such shares and any interest of the Guarantor in the entries on the books of any financial intermediary pertaining to such shares;

                (b) all additional shares of Capital Stock of the Company that may from time to time be acquired by or issued to the Guarantor in any manner, and all certificates representing such additional shares and any interest of the Guarantor in the entries on the books of any financial intermediary pertaining to such additional shares; and

                (c) subject to the provisions of Section 11.5, all dividends, cash, instruments and other property and "proceeds" (as such term is defined in the Uniform Commercial Code as in effect in any and all relevant jurisdictions) from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing, and any account in which any Collateral is deposited or invested, including any earnings thereon.

Section b.      Delivery of Collateral.
---------       ----------------------

                (1) Any and all cash, certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

                (2) The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Guarantor, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

Section c.      Representations and Warranties.
---------       ------------------------------

        The Guarantor hereby represents and warrants as follows:

                (1) It is the legal, record and beneficial owner of the Pledged Shares and has good and valid title thereto free and clear of any Lien, except for the Lien created by this Indenture. No Collateral on the date hereof is evidenced by promissory notes, certificates or other instruments which have not been delivered to the Trustee.

                (2) It has all requisite corporate power and authority to execute and deliver this Indenture, perform its obligations hereunder and carry out the provisions and conditions hereof (including, without limitation, the creation and perfection of the security interest in the Collateral); and this Indenture has been duly authorized and validly executed and delivered by it, and constitutes the legal, valid and binding obligation of the Guarantor enforceable against it in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

                (3) The pledge, assignment and delivery of the Collateral pursuant to this Indenture creates a valid and continuing Lien on and perfected first priority security interest in the Collateral in favor of the Trustee for the benefit of the Holders and the Trustee, superior and prior to the rights of all other Persons therein and subject to no other Liens other than a financing statement filed with respect to the Pledged Shares under the Increasing Rate Note Indenture.

                (4) The Pledged Shares constitute all of the Capital Stock of the Company owned by the Guarantor; and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of Capital Stock or other equity interest of or in the Company or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such Capital Stock, any such convertible or exchangeable securities or any such rights, warrants or options.

                (5) The Pledged Shares represent on the date hereof all of the issued and outstanding shares of Capital Stock of the Company, and such shares of Capital Stock have been duly authorized and validly issued for good and valuable consideration and are fully paid and non-assessable.

                (6) None of the Pledged Shares is "margin stock" as such term is defined in Section 221.1 of Regulation U of the Board of Governors of the Federal Reserve System.

                (7) The Guarantor has no direct Subsidiaries other than the Company.

Section d.      Further Assurances.
---------       ------------------

                (1) The Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, the Guarantor shall, at the time of any acquisition of additional shares of Capital Stock of the Company constituting Pledged Shares pursuant to Section 11.1, provide to the Trustee a revised Schedule I to reflect any changes made necessary by such acquisition.

                (2) The Guarantor shall have the right from time to time to execute and deliver in favor of the Trustee for the benefit of the Holders one or more instruments or other documents evidencing or providing for additional security for the Securities, which may be in the form of a pledge of collateral, a negative pledge or otherwise. Any such instrument or document shall be effective without requiring execution or delivery by the Trustee and may be terminated pursuant to the terms thereof by written notice to the Trustee.

Section e.      Dividends; Voting Rights.
---------       ------------------------

                (1) As long as no Event of Default shall have occurred and be continuing:

                (a) The Guarantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Indenture; provided, however, that no vote shall be cast or consent,
                   --------  -------
        waiver or ratification given or action taken that would (x) directly or indirectly impair the value of any of the Pledged Shares, (y) be inconsistent with or violate any provision of this Indenture or (z) approve any merger or consolidation with or any sale of all or substantially all of the assets of the Company except as otherwise provided by the terms of this Indenture;

                (b) The Guarantor shall be entitled to receive and retain, and to utilize free and clear of the Lien of this Indenture, any and all dividends or distributions paid with respect to any of the Pledged Shares; provided, however, that any and all
                --------  -------

                        i. dividends and other distributions paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any such Pledged Shares;

                        ii. dividends, cash, instruments and other property and proceeds received, receivable or otherwise distributed on any Pledged Shares constituting any liquidating dividend or other liquidating distribution, whether or not in connection with a reduction of capital, capital surplus or paid-in surplus, or other similar extraordinary dividend or distribution; and

                        iii. cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares shall be, and shall be forthwith delivered to the Trustee to hold as, Collateral and be subject to the Lien of this Indenture and shall, if received by the Guarantor, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Guarantor, and be forthwith delivered to the Trustee as Collateral (with any necessary endorsement and accompanied by any documentation necessary to ensure and evidence that a first priority security interest is being created therein); and

                (c) in order to permit the Guarantor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 11.5(a)(i) above and to receive the dividends and other payments which it is authorized to receive and retain pursuant to Section 11.5(a)(ii) above, the Trustee shall, if necessary, upon request of the Guarantor, execute and deliver (or cause to be executed and delivered) to the Guarantor all such proxies, payment orders and other instruments as the Guarantor may reasonably request for such purposes as shall be specified in such request.

        Until actually paid, all rights to any such dividends, distributions and other payments shall remain subject to the Lien of this Indenture.

                (2) Upon the occurrence and during the continuance of an Event of Default:

                (a) all rights of the Guarantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 11.5(a)(i) above shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights during the continuance of such Event of Default;

                (b) all rights of the Guarantor to receive the dividends, distributions and other payments which it would otherwise be authorized to receive and retain pursuant to Section 11.5(a)(ii) above shall cease and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and other payments during the continuance of such Event of Default, and all such dividends, distributions, and other payments shall be forthwith delivered to the Trustee to hold as Collateral and be subject to the Lien of this Indenture and shall be segregated from all other Collateral; and

                (c) in order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 11.5(b)(i) above, and to receive all dividends, distributions and other payments which it may be entitled to receive under Section 11.5(b)(ii) above, the Guarantor shall, if necessary, upon written notice from the Trustee, from time to time execute and deliver to the Trustee all such proxies, payment orders and other instruments as the Trustee may reasonably request.

                (3) Upon the cure or waiver of any such Event of Default, so long as no other Event of Default has occurred and is continuing, all rights of the Guarantor to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 11.5(b)(i) above, and to receive dividends, distributions and other payments pursuant to Section 11.5(a)(ii) above shall revert to the Guarantor.

                (4) All dividends, distributions and other payments which are received by the Guarantor contrary to the provisions of Section 11.5(b)(ii) above shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of the Guarantor and shall be forthwith paid over to the Trustee as Collateral in the same form as received by the Guarantor (duly endorsed by the Guarantor to the Trustee, if required) to be held as Collateral.

                (5) The Trustee may join in any plan of voluntary or involuntary reorganization or readjustment or rearrangement in respect of any Pledged Shares or the Company and may accept or authorize the acceptance of new securities issued in exchange therefor under any such plan. Any new securities so issued shall be deposited and pledged with the Trustee under this Indenture.

Section f.      Trustee Appointed Attorney-in-Fact.
---------       ----------------------------------

        The Guarantor hereby appoints the Trustee as the Guarantor's attorney-in-fact, with full authority in the place and stead of the Guarantor and in the name of the Guarantor or otherwise, from time to time in the Trustee s discretion, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this
Article 11, including to receive, endorse and collect all instruments made payable to the Guarantor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

Section g.      Trustee May Perform.
---------       -------------------

        If the Guarantor fails to perform any agreement contained in this
Article 11, the Trustee may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Trustee incurred in connection therewith shall be payable by the Guarantor under Section 7.7.

Section h.      Trustee's Duties.
---------       ----------------

        The powers conferred on the Trustee under this Article 11 are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received and/or disbursed by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

Section i.      Remedies upon Event of Default.
---------       ------------------------------

        If any Event of Default shall have occurred and be continuing, the Trustee may sell the Collateral as an entirety or in any such portions as the Holders of a majority in aggregate principal amount of the Securities then outstanding shall request in writing, or in the absence of such request, in such manner as the Trustee deems appropriate. In addition to the other rights and remedies provided for herein or otherwise available to it, the Trustee may exercise, as provided in the preceding sentence, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code (as in effect in the relevant jurisdiction) at that time.

        Any sale of Collateral pursuant to this Section 11.9 may be without notice, except as specified below, may consist of any part of or all of the Collateral and may be in one or more parcels at public or private sale, at any exchange, broker's board or any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all of the Collateral so sold and shall thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Guarantor agrees that, to the extent notice of sale shall be required by law, at least 5 days' notice to the Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Guarantor hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

        The Guarantor hereby waives, to the extent permitted by applicable law, notice (other than the notice described in the preceding paragraph) or judicial hearing in connection with the Trustee's disposition of any Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Guarantor would otherwise have under law, and the Guarantor hereby further waives, to the extent permitted by law: (a) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Trustee's rights hereunder and (b) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Guarantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Guarantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Guarantor.

        The Guarantor recognizes that, by reason of certain prohibitions contained in the

Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Guarantor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Collateral for the period of time necessary to permit the Company to register any securities constituting such Collateral for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so; provided, however, in the event that
                                          --------  -------
the Trustee determines that it is advisable to register under or otherwise comply in any way with the Securities Act or any similar federal or state law, or if such registration or compliance is required with respect to all or any part of the Collateral prior to the sale thereof by the Trustee, the Guarantor will use its best efforts to cause such registration to be effectively made and will reimburse the Trustee and the Holders for any and all reasonable expenses incurred by any of them, including, without limitation, reasonable attorneys' and accountants' fees and expenses, printing fees and filing fees in connection therewith.

        The Guarantor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental bodies having jurisdiction over any such sale or sales, all at the Guarantor's expense.

Section j.      Application of Proceeds.
---------       -----------------------

        Upon the occurrence and during the continuance of an Event of Default (so long as such acceleration has not been rescinded), any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied by the Trustee in the manner specified in Section 6.10.

Section k.      Continuing Lien.
---------       ---------------

        Except as provided in Section 11.13, this Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Securities and any other amounts owing under this Indenture pursuant to Section 7.7, (ii) be binding upon the Guarantor and its successors and assigns and (iii) inure to the benefit of the Trustee and its successors, transferees and assigns.

Section l.      Certificates and Opinions.
---------       -------------------------

        The Guarantor shall comply with (a) TIA (S) 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA (S) 314(d), relating to, among other matters, the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA (S) 314(d) may be executed and delivered by an Officer of the Guarantor to the extent permitted by TIA (S) 314(d).

Section m.      Release; Other Liens.
---------       --------------------

        (a)     Upon satisfaction by the Company of the conditions set forth in
Article 8 to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other Person. Upon the release of any Collateral, the Trustee shall execute and deliver to the Guarantor an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this
Article 11, and will duly assign, transfer and deliver to or upon the order of the Guarantor (without recourse and with out any representation or warranty) such Collateral.

        (b) The Guarantor shall not create or suffer to exist any Lien upon or with respect to any of the Pledged Shares, except for the security interests created by this Indenture.


                                   ARTICLE 12.

                                  MISCELLANEOUS


Section a.      Trust Indenture Act Controls.
---------       ----------------------------

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section b.      Notices.
---------       -------

        Any notice or communication by the Company, the Guarantor or the Trustee shall be duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery addressed as follows:

        if to the Company:

        Shoppers Food Warehouse Corp.
        4600 Forbes Blvd.
        Lanham, MD 20706
        Attention: President

        with a copy to:

        Dart Group Corporation
        3300 75th Avenue
        Landover, MD 20785
        Attention: Corporate Secretary

        if to the Guarantor:

        SFW Holding Corp.
        3300 75th Avenue
        Landover, MD 20785
        Attention:  President

        if to the Trustee:

        Norwest Bank Minnesota, National Association
        6th Street & Marquette Avenue
        Minneapolis, MN 55479-0069
        Attention: Corporate Trust Department

The Company, the Guarantor or the Trustee by notice to each other may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA (S) 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee received it.

        If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

        All other notices or communications shall be in writing.

Section c.      Communication by Holders with Other Holders.
---------       -------------------------------------------

        Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section d.      Certificate and Opinion as to Conditions Precedent.
---------       --------------------------------------------------

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section e.      Statements Required in Certificate or Opinion of Counsel.
---------       --------------------------------------------------------

        Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                i. a statement that the Person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                ii. a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                iii. a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                iv. a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that,
                                                      --------  -------
        with respect to certain matters of fact not involving any legal conclusion, an Opinion of Counsel may, upon the consent of the parties relying on such opinion, rely on an Officers' Certificate or certificates of public officials.

Section f.      Rules by Trustee and Agents.
---------       ---------------------------

        The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section g.      Legal Holidays.
---------       --------------

        If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section h.      No Recourse Against Others.
---------       --------------------------

        A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation including with respect to any certificates delivered thereunder or hereunder. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

Section i.      Counterparts.
---------       ------------

        This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section j.      Governing Law.
---------       -------------

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY AND THE GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS

INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

Section k.      No Adverse Interpretation of Other Agreements.
---------       ---------------------------------------------

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section l.      Successors.
---------       ----------

        All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section m.      Severability.
---------       ------------

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section n.      Table of Contents, Headings, Etc.
---------       --------------------------------

        The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES


        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.


                                            SHOPPERS FOOD WAREHOUSE CORP.

                                            By: /s/ MARK A. FLINT
                                               ---------------------------------
                                            Name:   Mark A. Flint
                                            Title:  President and Chief
                                                    Executive Officer

Attest:


/s/ ELLIOT R. ARDITTI
----------------------------------
Name:


                                            SFW HOLDING CORP.

                                            By: /s/ MARK A. FLINT
                                               ---------------------------------
                                            Name:   Mark A. Flint
                                            Title:  President


Attest:

/s/ ELLIOT R. ARDITTI
----------------------------------
Name:



                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION

                                            By: /s/ RAYMOND S. HAVERSTOCK
                                               ---------------------------------
                                            Name:   Raymond S. Haverstock
                                            Title:  Vice President